                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    TENDER OF SHARES OF CLASS B COMMON STOCK
                                       OF

                          DEKALB GENETICS CORPORATION
                                       TO

                                MONSANTO COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 6, 1996,
                         UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of the Class B Common Stock, without par value (the "Shares"), of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Harris Trust Company of New York as Depositary (the "Depositary") prior to the Expiration Date (as defined in "Section 1. Terms of the Offer" in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "Section 4. Procedures for Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

            By Mail:                 By Overnight Courier:                  By Hand:
      Wall Street Station          77 Water Street, 4th Floor            Receive Window
         P.O. Box 1010                 New York, NY 10005          77 Water Street, 5th Floor
    New York, NY 10268-1010                                            New York, NY 10005
                                   By Facsimile Transmission:
                                         (212) 701-7636
                                         (212) 701-7637

                                     Confirm by Telephone:
                                         (212) 701-7663
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

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Monsanto Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 7, 1996 (the "Offer to Purchase") and the related
Letter of Transmittal (which, together with the Offer to Purchase, and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 4. Procedures for Tendering Shares" in the Offer to Purchase.

-------------------------------------------------------------------------------------------------

  Number of Shares:
                   -----------------------------   ----------------------------------------------
  Certificate Nos. (If Available):                 ----------------------------------------------
  ----------------------------------------------   Signature(s) of Record Holder(s)
  ----------------------------------------------   Dated:               , 1996
                                                          -------------
                                                   Name(s) of Holders:
  Check one box if Shares will be delivered by     ----------------------------------------------
  book-entry transfer:                             ----------------------------------------------
                                                   Please Type or Print
                                                   ----------------------------------------------

  / / The Depository Trust Company                 ----------------------------------------------
                                                   Address
  / / Philadelphia Depository Trust Company

Account No.                                                                             Zip Code
               --------------------------------   ----------------------------------------------
                                                   Area Code and Telephone No.


-------------------------------------------------------------------------------------------------
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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned is a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc.
or a commercial bank or trust company having an office or correspondent in the United States or is otherwise an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the undersigned: (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
            ------------------------------------------
Authorized Signature

------------------------------------------------------
Name
    --------------------------------------------------
                                 Please Type or Print

Title
     -------------------------------------------------
Address
       -----------------------------------------------
                                              Zip Code
Area Code and Telephone No.

------------------------------------------------------

Dated:                                          , 1996
      ------------------------------------------

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.